Exhibit 99.1

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.

CONTENTS

Page
Report of Independent Registered Public Accounting Firm

Consolidated Financial Statements

Consolidated Balance Sheets	3
Consolidated Statements of Operations and Comprehensive (Loss)/Income
Consolidated Statements of Changes in Stockholders’ Deficit	5
Consolidated Statements of Cash Flows	6

Notes to the Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Environmental Packaging Technologies, Inc. and Affiliates

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Environmental Packaging Technologies, Inc. and Affiliates (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Environmental Packaging Technologies, Inc. and Affiliates at December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
June 8, 2017

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015

Assets
Cash	$814,778	$1,022,716
Accounts receivable, less allowance for doubtful accounts of $20,773 and $119,830 as of December 31, 2016 and 2015, respectively	2,878,469	3,343,376
Inventories, less allowance for slow-moving inventories of $88,959 and $23,741 as of December 31, 2016 and 2015, respectively	2,217,674	470,272
Prepaid expense and other current assets	92,163	58,694
Total Assets	$6,003,084	$4,895,058

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$3,026,480	$3,064,006
Accounts payable - related parties	130,552	46,768
Accrued liabilities	1,141,849	1,362,225
Short-term notes	4,720,000	3,688,301
Advance from customer	497,689	497,689
Other short-term liabilities	418,500	10,910
Short-term investment loan	13,964,664	-
Total Current Liabilities	23,899,734	8,669,899
Long-term investment loan	-	13,964,664
Other long-term liabilities	48,333	5,695
Total Liabilities	23,948,067	22,640,258

Commitments and Contingencies (Note 14)

Stockholders' Deficit
Preferred stock, $.001 par value; authorized shares - 1,000,000; no shares issued or outstanding at December 31, 2016; 189,920 shares issued and outstanding at December 31, 2015	-	190
Additional paid-in capital - Preferred Stock	-	18,991,834
Common stock, $.001 par value; authorized shares - 9,000,000; 2,919,526 shares issued and outstanding at December 31, 2016; 376,897 shares issued and outstanding at December 31, 2015	40,232	37,690
Additional paid-in capital - Common Stock	25,422,750	6,430,726
Accumulated deficit	(43,460,290)	(43,280,632)
Obligation to issue shares	-	2,418
Accumulated other comprehensive income	52,325	72,574
Total Stockholders' Deficit	(17,944,983)	(17,745,200)

Total Liabilities and Stockholders' Deficit	$6,003,084	$4,895,058

The accompanying notes are an integral part of these consolidated financial statements.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) / INCOME

	For the years ended December 31,
	2016	2015

Revenues	$17,301,708	$16,234,894

Cost of goods sold	(11,656,784)	(13,053,164)

Gross profit	5,644,924	3,181,730

Selling, general and administrative expenses	(4,285,721)	(5,197,846)

Operating gain (loss)	1,359,203	(2,016,116)

Interest and finance expense, net	(995,435)	(889,396)
Amortization expense	(386,699)	-
Gain on forgiveness of debt	-	10,726,626
Other income (loss)	(18,281)	169,347
Other expenses	(28,373)	(25,953)
Other taxes benefit (expense)	26,719	(150,510)
Income (loss) before income taxes	(42,866)	7,813,998

Income tax (expense)	(136,792)	(28,174)

Net (loss) / income	$(179,658)	$7,785,824

Comprehensive (loss) / income
Net (loss) / income	$(179,658)	$7,785,824
Foreign currency translation adjustments	20,249	47,779

Comprehensive (loss) / income	$(159,409)	$7,833,603

Weighted average shares outstanding (basic)	2,269,638	251,325
Weighted average shares outstanding (dilutive)	2,986,762	752,851

Earnings (loss) per share (primary)	$(0.08)	$30.98
Earnings (loss) per share (dilutive)	$(0.06)	$10.34

The accompanying notes are an integral part of these consolidated financial statements.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Preferred Stock		Additional Paid-in Capital	Common Stock		Additional Paid-in Capital - Common Stock	Obligation to issue Shares	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Shares (1)	Amount		Shares (1)	Amount
Balance as of December 31, 2014	189,920	$190	$18,991,834	219,932	$21,994	$3,717,906	$-	$(51,066,457)	$24,795	$(28,309,738)
Redemption and retirement of common shares	-	-	-	(117,057)	(11,706)	-	-	-	-	(11,706)
Conversion of short-term notes into common shares	-	-	-	274,022	27,402	2,712,820	-	-	-	2,740,222
Issuance of shares under obligations	-	-	-	-	-	-	2,418	-	-	2,418
Foreign currency translation	-	-	-	-	-	-	-	-	47,779	47,779
Net income	-	-	-	-	-	-	-	7,785,825	-	7,785,825

Balance as of December 31, 2015	189,920	$190	$18,991,834	376,897	$37,690	$6,430,726	$2,418	$(43,280,632)	$72,574	$(17,745,200)
Conversion of preferred shares to common shares	(189,920)	(190)	(18,991,834)	1,899,183	1,899	18,992,024	(1,899)	-	-	-
Issuance of shares under short-term debt agreement	-	-	-	318,446	318	-	(318)	-	-	-
Issuance of shares for payment of expenses	-	-	-	325,000	325	-	(201)	-	-	124
Foreign currency translation	-	-		-	-	-	-	-	(20,249)	(20,249)
Net (loss)	-	-	-	-	-	-	-	(179,658)	-	(179,658)

Balance as of December 31, 2016	--	$-	$-	2,919,526	$40,232	$25,422,750	$-	$(43,460,290)	$52,325	$(17,944,983)

(1) This schedule incorporates the reduction of the total number of common and preferred shares issued and outstanding via a 100-to-1 reverse stock split in March of 2016.

The accompanying notes are an integral part of these consolidated financial statements.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2016	2015

Operating Activities
Net (loss) / income	$(179,658)	$7,785,824
Adjustment to reconcile net income (loss) to net cash used in operating activities
Gain on forgiveness of debt	-	(10,726,626)
Amortization of debt issuance costs	386,699	101,762
Recovery of bad debt	(99,056)	(112,920)
Inventory obsolescence	(65,218)	4,468
Provision for warranty cost	1,398	(9,374)
Changes in assets and liabilities
Accounts receivable	563,963	797,683
Inventories	(1,682,184)	7,417
Prepaid expense and other current assets	(33,469)	42,131
Accounts payable	46,382	(52,343)
Accrued expenses	(221,774)	874,735
Advance from customer	-	497,689
Other short-term liabilities	(10,910)	(76,468)
Other long-term liabilities	42,638	(10,910)
Net cash used in operating activities	(1,251,189)	(876,932)

Financing Activities
Proceeds from short-term borrowings	945,000	4,075,000
Proceeds from other short-term liabilities	1,460,000	-
Proceeds from long-term loan	-	318,000
Repayments of short-term borrowings	(300,000)	(388,814)
Repayments of other short-term liabilities	(1,041,500)	-
Repayment of bank borrowings	-	(2,558,732)
Net cash provided by financing activities	1,063,500	1,445,454

Effect of exchange rate fluctuations on cash	(20,249)	47,779

Net increase (decrease) in cash	(207,938)	616,302

Cash at beginning of year	1,022,716	406,414

Cash at end of year	$814,778	$1,022,716

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$928,578	$528,180
Income taxes	$136,792	$28,174
Non-cash financing activities:
Bank borrowings forgiven	$-	$11,159,097
Conversion of preferred shares to common shares	$18,993,923	$-
Issuance of shares under short-term debt agreement	$318	$-
Issuance of shares for payment of expenses	$325	$-

The accompanying notes are an integral part of these consolidated financial statements.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

1.
ORGANIZATION AND NATURE OF BUSINESS

Environmental Packaging Technologies, Inc. (the “Company” and, or “EPT”) is a Delaware corporation incorporated August 8, 2011 with operations in Holland, Michigan, and is currently headquartered in Houston, Texas. The Company engages in the manufacturing and sale of flexitanks, a specialty product that is being used for the transport of bulk liquid cargo. The Company conducts its business primarily through its U.S. operation in Michigan, and its subsidiaries in Korea and the Netherlands. The Company’s main products include Big Red Flexitanks and Liquirides; and they are sold in various countries around the world.

2.
GOING CONCERN

The Company has an accumulated deficit as of December 31, 2016 of ($43,479,542). This accumulated deficit is primarily the result of non-cash write-off of impaired assets of 29,272,766. At December 31, 2016, the Company’s total current liabilities of $23.9 million exceeded its total current assets of $6 million, resulting in a working capital deficit of $17.9 million, while at December 31, 2015, the Company’s total current liabilities of $8.7 million exceeded its total current assets of $4.9 million, resulting in a working capital deficit of $3.8 million. The $14.1 million increase in the working capital deficit is primarily related to increases in current liabilities as of December 31, 2016 due to cash used under our issuance of debt.

The Company anticipates that it will require approximately $5 – $6 million to pay off its short-term debts, pay down some overdue accounts payables and provide operating capital for its business to continue to grow. On April 28, 2017, the Company closed on a $7.5 million joint senior secured line of credit through the Export/Import Bank and ExWorks Capital Fund I, LP (“ExWorks”). This agreement allows the Company to draw from the line of credit against certain domestic and international accounts receivable and inventory. The loan consists of two lines of credit. The first is the Export Line of Credit in the amount of up to $4 million and has an interest rate of prime plus 4% per annum. The second is the Domestic Line of Credit in the amount of up to $3.5 million and has an interest of 2% per month. (See Note 23)

On April 17, 2017, OMB converted $ 13,964,664 of its Subordinated notes into 1,000,474 shares of common stock. (See Note 23)

The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations and/or obtain additional financing from shareholders and/or other third parties. In order to address the need to satisfy continuing obligations and realize its long-term strategy, management’s plans include continuing to fund operations with cash received from financing activities, however, there are no guarantees that any of this financing will close.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

3.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)
Basis of Presentation

The Company’s consolidated financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

(b)
Organization and principals of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. The 100% owned subsidiaries include Environmental Packaging Latin America South S.R.L located in Buenos Aires, Argentina, EPT Packaging Europe B.V. located in Rotterdam, The Netherlands, EPTPAC Korea Co. Ltd., located in Seoul, Korea, and Yisheng Packaging SE Asia Sd. Bhd. located in Shanghai, China.

For all periods presented, all significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. In the opinion of management, all adjustments considered necessary to give a fair presentation have been included.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(c)
Fair Value of Financial Instruments

The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures, which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●
Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
●
Level 2: Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
●
Level 3: Unobservable inputs that reflect management’s assumptions based on the best available information.

The carrying value of accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, accrued liabilities, advance from customer, other short-term liabilities, and short-term investment loan approximate their fair values because of the short-term nature of these instruments. The carrying value of the long-term investment loan and other long-term liabilities approximates fair value based on market rates and terms currently available to the Company. The Company did not identify any assets or liabilities that are required to be re-measured at fair value at a recurring basis in accordance with ASC 820.

(d)
Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company’s consolidated financial statements include allowance for doubtful accounts, provision for income taxes, product warranty, and valuation of deferred tax assets. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

(e)
Translation of Foreign Currency

The accounts of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is the U.S. dollars (“USD”) and the accompanying consolidated financial statements are presented in USD. Foreign currency transactions are translated into USD using the fixed exchange rates in effect at the time of the transaction. Generally, foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the consolidated statements of operations. The Company translates foreign currency financial statements of its subsidiaries in accordance with ASC 830-10, “Foreign Currency Matters”. Assets and liabilities are translated at current exchange rates quoted by the US Treasury at the balance sheet dates and revenues and expenses are translated at average exchange rates in effect during the year. Resulting translation adjustments are recorded as other comprehensive income (loss) and accumulated as a separate component of equity of the Company.

(f)
Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the U.S., Korea and the Netherlands. As of December 31, 2016, and 2015, cash balances of $615,792 and $912,340, respectively, are not insured by the Federal Deposit Insurance Corporation or other programs. As of December 31, 2016, and 2015 the Company did not have any cash equivalents.

(g)
Accounts Receivable

Accounts receivable are presented at net realizable value. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balances, customers’ historical payment history, their current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. As of December 31, 2016, and 2015, the allowance for doubtful accounts totaled $20,773 and $119,830, respectively.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(h)
Inventories

Inventories, consisting of raw materials and finished goods, are stated at the lower of cost or market, with cost determined under the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or slow-moving or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of revenues. The Company recorded a reserve for slow-moving inventory of $88,959 and $23,741 at December 31, 2016 and 2015, respectively.

(i)
Revenue Recognition

The Company generates revenue primarily from the sales of flexitanks and delivery of related services. The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer, risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.

Advance payments and deposits received from customers prior to the provision of services and recognition of the related revenues are presented as advance from customer in the accompanying consolidated balance sheet.

(j)
Product Warranty

The Company provides warranty on sales of its flexitanks; in general, the warranty is effective one-year from the date of shipment. The Company records a liability for an estimate of costs that it may incur under its basic limited warranty when product revenue is recognized. Factors affecting the Company’s warranty liability include the number of flexitanks sold and historical and anticipated rates of claims and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors. Based upon historical trends and warranties provided by the Company’s suppliers and sub-contractor’s the company has made provision for warranty cost based on .75% of product sales. The Company has made a provision for warranty cost of $79,740 and $64,195 as of December 31, 2016 and December 31, 2015, respectively, within accrued liabilities in the accompanying consolidated balance sheet.

	Year ended December 31, 2016	Year ended December 31, 2015
Product warranty liability:
Opening balance	$64,195	$73,569
Accruals for product warranties issued in the period	1,398	(9,374)
Ending liability	$65,593	$64,195

(k)
Shipping and Handling

In accordance with FASB ASC 605-45 (Emerging Issues Task Force (EITF) Issue No. 00-10, “Accounting for Shipping and Handling Fees and Costs”), the Company includes shipping and handling fees billed to customers in net revenues. Amounts incurred by the Company for freight are included in cost of goods sold.

(l)
Segment Reporting

“Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company’s management considers its business to comprise three segments for reporting purposes. See Note 16

(m)
 Computation of Earnings (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Average outstanding primary shares was 2,269,638 and 251,325 for the years ended December 31, 2016 and 2015, respectively. On a dilutive basis, the average outstanding dilutive shares was 2,986,762 and 752,851 for 2016 and 2015, respectively. Net income (loss) per common share attributable to common stockholders assuming dilution is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(n)
Taxation

Because the Company and its subsidiaries are incorporated in different jurisdictions, they file separate income tax returns. The Company uses the liability method of accounting for income taxes in accordance with US GAAP. Deferred taxes, if any, are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. A valuation allowance is provided against deferred tax assets if it is more likely than not that the asset will not be utilized in the future.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense. The Company had no uncertain tax positions as of December 31, 2016 and 2015, respectively.

(o)
Comprehensive Income

The Company reports comprehensive income in accordance with the FASB issued authoritative guidance that establishes standards for reporting comprehensive income and its component in consolidated financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources.

(p)
Derivative Financial Instruments

When the Company issues debt that contains a conversion feature, the Company first evaluates whether the conversion feature meets the requirements to be treated as a derivative: a) one or more underlyings, typically the price of the Company's stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. There are certain scope exceptions from derivative treatment, but these typically exclude conversion features that provide for a variable number of shares.

When the Company issues warrants to purchase our common stock, we must evaluate whether they meet the requirements to be treated as a derivative. Generally, warrants would be treated as a derivative if the provisions of the warrant agreement create uncertainty as to a) the number of shares to be issued upon exercise; or b) whether shares may be issued upon exercise.

If the conversion feature within convertible debt or warrants meet the requirements to be treated as a derivative, we estimate the fair value of the derivative liability using the Black-Scholes Option Pricing Model upon the date of issuance. If the fair value of the derivative liability is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the derivative liability is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative liability is revalued at the end of each reporting period and any change in fair value is recorded as a change in fair value in the consolidated statement of operations. The debt discount is amortized through interest expense over the life of the debt. Derivative instrument liabilities and the host debt agreement are classified on the balance sheet as current or non-current based on whether settlement of the derivative instrument could be required within twelve months of the balance sheet date.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

As of December 31, 2016, the Company does not consider any of the convertible debt and related warrants issued in 2016 to be considered derivatives and therefore there is no requirement to record the convertible debt and related warrants at their estimated fair values.

(q)
Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Based on the FASB’s Exposure Draft Update issued on April 29, 2015, and approved in July 2015, Revenue from Contracts With Customers (Topic 606): Deferral of the Effective Date, ASU 2014-09 is now effective for reporting periods beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2014-09 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Presentation of Financial Statements - Going Concern (Subtopic 205-10). ASU 2014-15 provides guidance as to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have any impact on the Company’s consolidated financial statement presentation and disclosures.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01 (ASU 2015-01), Income Statement - Extraordinary and Unusual Items (Subtopic 225-20). ASU 2015-01 eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification: (1) Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates. (2) Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates. If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the guidance prospectively. A reporting entity also may apply the guidance retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The adoption of ASU 2015-01 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02), Consolidation (Topic 810). ASU 2015-02 changes the guidance with respect to the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. All legal entities are subject to reevaluation under the revised consolidation mode. ASU 2015-02 affects the following areas: (1) limited partnerships and similar legal entities; (2) evaluating fees paid to a decision maker or a service provider as a variable interest; (3) the effect of fee arrangements on the primary beneficiary determination; (4) the effect of related parties on the primary beneficiary determination; and (5) certain investment funds. ASU 2015-02 is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this guidance using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. The adoption of ASU 2015-02 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which makes targeted improvements in the recognition, measurement, presentation, and disclosure of financial instruments. For public entities, ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is still evaluating the impact ASU 2016-01 will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which, among other things, requires the recognition of lease assets and lease liabilities on the balance sheets of lessees, along with the disclosure of key information about leasing arrangements. When effective, the ASU will supersede, and add Topic to the FASB ASC. In addition to replacing with FASB ASC 842, it also amends and supersedes a number of other paragraphs throughout the FASB ASC. The ASU is effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is still evaluating the impact ASU 2016-02 will have on its consolidated financial statements.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, changing how entities account for certain aspects of share-based payments to employees. The new guidance requires excess tax benefits and tax deficiencies to be recognized as income tax expense or benefit in the income statement, and could introduce volatility to the Company’s provision for income taxes. Excess tax benefits must be presented as an operating activity on the statement of cash flows rather than a financing activity. ASU 2016-09 requires companies to make an accounting policy election at the time of adoption to either estimate the number of awards that are expected to vest (consistent with existing U.S. GAAP) or account for forfeitures when they occur. The forfeiture election provision must be applied using a retrospective transition approach, with a cumulative-effect adjustment recorded to retained earnings as of the beginning of the period of adoption. The new guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The adoption of ASU 2016-09 is not expected to have any impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, which is included in ASC Topic 326, Measurement of Credit Losses on Financial Instruments. The new guidance revises the accounting requirements related to the measurement of credit losses and will require entities to measure all expected credit losses for financial assets based on historical experience, current conditions and reasonable and supportable forecasts about collectability. Assets must be presented in the financial statements at the net amount expected to be collected. The guidance will be effective for the fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted with fiscal years beginning after December 15, 2018. The Company is evaluating the impact this standard will have on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is included in FASB Accounting standards Codification (ASC) Topic 230, Statement of Cash Flows. The new guidance clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows, including contingent consideration payments made after a business combination and distributions received from equity method investees. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company does not plan to early adopt and is currently evaluating the impact this standard will have on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, requiring entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted if in the first interim period an entity issues interim financial statements. ASU 2016-16 must be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which is included in FASB Accounting Standards Codification (ASC) Topic 230, Statement of Cash Flows. The new guidance requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, providing a framework for entities to use when determining whether a set of assets and activities constitutes a business. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, and should be applied prospectively. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates step two from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss should be recognized in an amount equal to the excess, but limited to the total amount of goodwill allocated to the reporting unit. The guidance must be applied on a prospective basis and disclosure of the nature of and reason for the change in accounting principle is required upon transition. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s consolidated financial statement presentation or disclosures.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

5.
ACCOUNTS RECEIVABLE, NET

The Company’s net accounts receivable is as follows:

	December 31,	December 31,
	2016	2015
Trade accounts receivable	$2,899,242	$3,463,205
Less: allowance for doubtful accounts	(20,773)	(119,830)
Total accounts receivable, net	$2,878,469	$3,343,375

6.
INVENTORIES, NET

The Company’s inventories are as follows:

	December 31,	December 31,
	2016	2015
Raw materials	$533,132	$-
Finished goods	1,773,501	494,013
Less: allowance for slow-moving inventories	(88,959)	(23,741)
Total inventories, net	$2,217,674	$470,272

7.
ACCRUED LIABILITIES

The Company’s accrued liabilities are comprised of the following

	December 31,	December 31,
	2016	2015

Warranty reserve	$65,593	$64,195
Accrued taxes	73,991	118,885
Accrued interest	71,182	36,797
Accrued legal settlement	661,667	751,246
Accrued professional fees	42,125	138,625
Other accrued liabilities	31,556	68,086
Accrued Big Red Resources invoices	195,735	184,391
Total	$1,141,849	$1,362,225

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

8.
RELATED PARTY TRANSACTIONS

Transactions with related parties not disclosed elsewhere in these consolidated financial statements are described below.

The Company does business with Zip Line Transportation, LLC which is owned by the Company’s President. Zipline is a local transportation company based in Houston that is used to move product from the Houston location. The Company paid Zipline for trucking services in the amounts $952,451 and $956,430 for 2016 and 2015, respectively. As of December 31, 2016, and 2015, the Company had outstanding payables to Zipline of $115,552 and $46,768, respectively. Also, as of December 31, 2016, the Company had outstanding payable to David Skriloff of $15,000.

From 2011 through 2013, the Company issued promissory notes to a number of related party creditors to meet its working capital needs. As approved by the Company’s Board of Directors, these notes which amounted to $2,740,222 as of October 19, 2015, and as a part of the Reorganization were exchanged at $10 per share into 274,022 shares of the Company’s common stock in November 2015.

In addition, several of the Company’s lenders are also large shareholders. The table below provides a listing of such investors including percentage ownership and amount owed. It also provides a list of the Company’s directors who were also lenders to the Company.

Investor	Relationship	Debt Held	Percentage Ownership
2015
GPB Debt Holding II, LLCC	Senior Lender	$3,181,818	10.3%
David Belding	Director	$150,000	20.6%
Joseph Kowal	Director	$-	18.8%
MKM Opportunity Master Fund, Ltd.	Shareholder/debtor (1)	$-	20.6%
OMB Acquisition Corp, LLC	Shareholder/debtor	$14,339,664	0.0%
Ranmor, LLC	Shareholder/debtor	$200,000	3.3%

2016
GPB Debt Holding II, LLCC	Senior Lender	$2,911,818	9.8%
David Belding	Director	$150,000	17.7%
Joseph Kowal	Director	$-	14.4%
MKM Opportunity Master Fund, Ltd.	Shareholder/debtor	$-	17.7%
OMB Acquisition Corp, LLC	Shareholder/debtor	$14,339,664	7.7%	(2)
Ranmor, LLC	Shareholder/debtor	$200,000	2.8%	(3)

(1)
In January, 2016 David Skriloff, a member at MKM Opportunity Master Fund joined the board and in June, 2016 became interim CEO, and then in April, 2017 became CEO.
(2)
OMB Acquisition Corp is 1/3 owned by David Belding, 1/3 owned by Joseph Kowal and 1/3 owned by MKM Opportunity Master fund.
(3)
Assumes the conversion of Ranmor's convertible note.

During the years ended December 31, 2016 and 2015, the Company incurred $467,013 and $478,500 respectively as compensation for all directors and officers including payment of a Director made in 2015 for $171,500 for his services as lead negotiator during the reorganization.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

9.
ADVANCE FROM CUSTOMER

The Company received an advance payment of $500,000 from a customer in connection with flexitanks purchase in 2015. In June 2015, the Company shipped an order based on this advance in the amount of $2,311 and recognized that as revenues. The Company has not received any orders since. Consequently, the remaining $497,689 is still recorded as an advance from customer as at December 31, 2016.

10.
BANK BORROWINGS

The term loan and line of credit (collectively the “Bank Loan”) were issued by the Huntington Bank, and they were guaranteed by EDP EPT, LLC, a major shareholder of the Company (“EDP”). The bank loan was extinguished in October 2015 as a result of the Reorganization Agreement executed by the Company, EDP and other stakeholders (see Note 13). Interest expense for the bank loan was $0 and $365,413 for the years ended December 31, 2016 and 2015, respectively.

11.
SHORT-TERM NOTES

 The Company’s short-term notes payable are as follows:
	December 31,	December 31,
	2016	2015

Senior secured notes (A)	$3,200,000	$3,500,000
Secured convertible notes (B)	795,000	—
Preferred note (C)	375,000	375,000
Subordinated convertible note (D)	200,000	200,000
Promissory notes (E)	150,000	—
Less debt issuance costs	—	(386,699)
Total	$4,720,000	$3,688,301

(A)
Pursuant to a Securities Purchase Agreement dated October 15, 2015, the Company sold an aggregate of $3,500,000 in principal amount of 12% senior secured one year notes secured by all assets of the Company, and 318,446 post-split common shares of the Company’s common stock to GBP Debt Holdings II, LLC and Riverside Merchant Partners, Inc. (“GBP/Riverside”). The Senior Secured Notes were sold at a price of approximately $943 for each $1,000 of principal amount and as a consequence net proceeds before other expenses was $3,300,000; and the Company recognized an upfront interest charge of $200,000. In conjunction with this financing, the Company paid its agent Aegis Capital Corp. (“Aegis”), $280,000 and 140,000 common shares. (See Note 15)

Effective October 15, 2016 the Company’s $3,841,183 senior secured notes with GPB Holdings II, LLC (“GBP”) and Riverside Merchant Partners, LLC (“Riverside”) became due and payable but were not repaid. Effective October 19, 2016, GPB and Riverside agreed to forbear from taking any remedial action. In April 2017, the Company has repaid the majority of the loan and refinanced the remaining amount of the note. (See Note 23)

(B)
In November 2016, the Company closed a financing of $795,000 in six month Secured Convertible Notes with select accredited investors. The notes mature six months from date of issuance, carry a 12% interest rate, and are convertible into common stock at any time prior to maturity at the option of the holder at a price of $5 per share. In addition, the notes carry a warrant to purchase 79,500 shares at an exercise price of $0.01 per share. The notes are secured by a second-priority secured interest in all assets of the Company.

(C)
On October 15, 2015, the Company issued a preferred note to OMB Acquisition Corp., LLC (“OMB”) with a principal sum of $375,000. Interest on the note has been waived by the lender. The note matured on November 15, 2016 and was automatically extended for one year as elected by the Company.

(D)
On November 15, 2015, the Company issued a subordinated convertible note with a principal sum of $200,000 to Ranmor, LLC. Interest on the note is 8% per annum. The note will mature on November 20, 2017 and it is convertible at any time at the holder’s election prior to its maturity into 90,000 post-split common shares of the Company. If the note is repaid in cash the Company will pay Ranmor 22,500 post-split common shares of the Company.

(E)
In June 2016, David Belding, a member of the Company’s Board of Directors and a major shareholder loaned the Company $150,000 pursuant to a one-year unsecured promissory note with automatic one year renewals at the Company’s option. Interest rate is stated at 10% per annum at a simple rate.

Interest expense for the short-term notes was $612,942 and $189,079 for the years ended December 31, 2016 and 2015, respectively.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

12.
OTHER SHORT-TERM LIABILITIES

During 2016, the Company entered into various agreements with multiple parties to receive advances on future receivables in the amount of $1,460,000. In 2016, the Company paid back $1,041,500 of these advances, leaving a remaining balance of $418,500 at December 31, 2016. The balance payable of $418,500 is being repaid in installments with the last installment due in September 2017. In 2016, the Company incurred and paid interest expense on these advances of $382,493.

In 2016, the Company paid $10,910 relating to the 2015 Other Short-Term Liabilities balance.

13.
SHORT-TERM INVESTMENT LOAN

Since 2011, the Company’s major shareholder, EDP EPT, LLC (“EDP”), has funded the Company’s working capital requirements in the form of non-interest bearing long-term loans. In exchange for EDP’s funding, common shares were issued to EDP on a-dollar-for a-share basis. During 2012 and 2013, the Company issued a total of 9,605,717 shares of common stock to EDP. All of these shares were returned to treasury and retired as part of the reorganization.

Effective October 16, 2015 the EDP assigned its investment loans to OMB and the Company issued a subordinated Promissory Note to OMB in the principal amount of $13,964,664 (the “Note”). The maturity date of the Note is October 15, 2017. Interest on the loan has been waived by the lender. (See Note 8)

On April 17, 2017, OMB converted the $13,964,664 short-term investment loan into 1,000,474 shares of common stock. (See Note 23)

14.
BUSINESS REORGANIZATION AND DEBT RESTRUCTURING

Effective October 19, 2015, the Company, EDP, OMB Acquisition Corp. (“OMB”) and other equity and debt holders (the “Parties”) entered into an agreement (the “Reorganization Agreement”) to restructure the Company’s ownership structure and finances. Under the terms of the Reorganization Agreement, the Parties agreed to the:

a)
Redemption and retirement of all the 117,057 common shares of the Company held by EDP for $11,705;
b)
Transfer of 189,920 preferred shares of the Company held by EDP to OMB for $100;
c)
Assignment of the $13,964,664 of long-term loans by EDP to OMB; and
d)
Retirement of the loan of $12,514,317 and accrued interest of $98,185 with Huntington National Bank by the Company for a payment of $1,800,000.

As a result of the Reorganization Agreement, the Company was released from its loan of $12,514,317 and $98,185 accrued interest due to the Huntington National Bank. In exchange for its release from the Huntington Loan the Company made a cash payment of $1,800,000 to Huntington National Bank. The Company realized a gain of $10,726,626 based on the forgiveness net of the cash payment and $430,604 in other costs associated with the restructuring for the year ended December 31, 2015.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

15.
STOCKHOLDERS’ DEFICIT

During the year ended December 31, 2016 the Company:

i.
Effective March 31, 2016, the Company’s Board of Directors and holders of the majority vote of the issued and outstanding shares of capital stock approved the:

a.
Reduction of the total number of common and preferred shares issued and outstanding via a 100-to-1 reverse stock split. Consequently, all common and preferred shares have been retroactively restated in these consolidated financial statements to reflect the 100-to-1 reverse stock split;
b.
Amendment of the Company’s certificate of incorporation so that the Company shall have the authority to issue a total of 10,000,000 shares as follows: 9,000,000 common shares ($0.001 par value), and 1,000,000 preferred shares ($0.001 par value). (Prior to the amendment, the Company’s authorized share capital was 100,000,000 preferred shares ($0.001 par value) and 49,000,000 common shares ($0.001 Par value). The Amendment became effective on April 5, 2016.
c.
Conversion of the $18,991,834 of preferred stock held by OMB into 1,899,183 shares of post-split common stock.

ii.
In March 2016, the Company issued 286,951 and 31,495 shares of common stock to GPB Holdings II, LLC (“GPB”) and Riverside Merchant Partners, LLC (“Riverside”), respectively, based on the shares required to be issued as part of GBP/Riverside Securities Purchase Agreement dated October 15, 2015. (See Note 11)

iii.
In March 2016, the Company issued 31,495 shares of common stock to Riverside Merchant Partners, LLC (“Riverside”) based on the shares required to be issued as part of Riverside’s investment of $318,182 in October 2015.

iv.
In March 2016, the Company issued 140,000 shares of common stock to Aegis Capital as part of its fees for arranging for the financing from GPB Holdings II, LLC and Riverside Merchant Partners, LLC.

v.
In March 2016, the Company issued 1,899,183 shares of common stock to OMB for Conversion of its $18,991,830 Preferred Shares.

vi.
In May 2016, the Company issued 60,000 shares of common stock to its previous CEO as part of its severance agreement.

vii.
In May 2016, the Company issued 60,000 shares of common stock to its interim CEO, Michael Olsen for consulting services including acting as its CEO during the restructuring.

viii.
In July 2016, the Company issued 60,000 shares of common stock its President as a bonus for services rendered.

ix.
In July 2016, the Company issued 5,000 shares of common stock to a consultant for services relating to assisting the Company with its restructuring.

The Company issued common stock to employees and non-employees as noted above. We intend to continue to make share-based payments from time to time to our directors, employees and non-employees. We measured the fair value of common stock issued as payments during the year using the net value of the Company, which valued each share of common stock at par value of $.001. Management made the decision to give the common stock this value for a number of factors including the Company’s total current liabilities of $23.9 million exceeded its total current assets of $6 million, resulting in a working capital deficit of $17.9 million at December 31, 2016, and the Company’s going concern status at December 31, 2016.

As of December 31, 2016, and 2015 the Company did not have any Stock Option Plans.

16.
EARNINGS PER SHARE

The following table summarizes basic and diluted earnings per share (EPS). Basic EPS excludes all potentially dilutive securities and is computed by dividing net income attributable to the Company by the weighted average number of common shares outstanding during the period. Diluted EPS includes the effect of stock options and restricted stock as calculated under the treasury stock method.

	2016	2015
Net income (loss)	$(179,658)	$7,785,824
Weighted average shares outstanding:
Basic	2,269,638	251,325
Diluted	2,986,762	752,851
Basic EPS	$(0.08)	$30.98
Diluted EPS	$(0.06)	$10.34

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

17.
SEGMENTS

When management examines the business, all analysis is based on flexitanks sold. All other product sales flow from this one statistic. It does not break down the business by different products such as either logistics revenues or ancillary product sales. Also, management does not analyze the business based on locations of its subsidiaries. The subsidiaries are primarily established to minimize tariffs and taxes and operate as a sales organization as all products are manufactured out of our Michigan based contract manufacturer. In the case that demand exceeds production for a specific month, management makes decisions on where to send product based on margins for specific customers as opposed to regional breakdowns. Although EPT does not analyze its business based on geographic breakdowns, the following table shows gross revenues generated based on locations:

Location	2016	2015

United States	$8,534,633	$8,310,192
Korea	7,047,543	6,423,406
Rest of the World	1,719,532	1,501,296
Total	$17,301,708	$16,234,894

The following table shows assets held at each of the Company’s locations:

Location	2016	2015

United States	$2,774,026	$1,938,053
Korea	2,181,799	2,350,917
Europe	1,027,955	597,863
Rest of the World	19,304	8,225
Total	$6,003,084	$4,895,058

18.
COMMITMENTS AND CONTINGENCIES

(a) Office leases

The Company and its subsidiaries lease certain office premises through October 2016. The lease was subsequently extended through October 2019. Future minimum lease payments under operating lease agreements are as follows:

Amount
Twelve months ending December 31,
2017	$107,457
2018	79,489
2019	66,437
Thereafter	—
$253,383

Rent expense for the years ended December 31, 2016 and 2015 was $137,285 and $176,350, respectively.

(b) Litigation

The Company is a party to various litigation in the normal course of its business. The Company intends to vigorously pursue and defend its position in these matters. Management cannot predict or determine the outcome of this matter or reasonably estimate the amount or range of amounts of any fines or penalties that might result from an adverse outcome. It is possible, however, that an adverse outcome could have a material adverse impact on our consolidated results of operations, liquidity, and financial position.

During 2015, a few shareholders initiated legal proceedings for claims about ownership rights. The parties entered into an agreement in March 2016 whereby the Company would pay the plaintiffs $445,000. On November 30, 2016, the Company made an initial payment of $25,000 leaving a balance of $420,000, which is accrued as of December 31, 2016 within accrued liabilities in the accompanying consolidated balance sheet. On April 4, 2017, the Company made a second payment in the amount of $100,000 leaving a balance of $320,000. The Company is working to facilitate a remaining payment schedule. (See Note 23)

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

In April 2014, a former investor filed a suit against the Company claiming ownership. The Company’s lawyers estimated that the settlement will be $290,000 and is accrued as of December 31, 2016 within accrued liabilities and other long-term liabilities in the accompanying consolidated balance sheet. This matter was resolved and finalized on April 7, 2017 and the Company’s final settlement will be payment in total of $290,000 to the former investor. (See Note 23)

In September 2016, a former director of EPT and the representative of EDP EPT, LLC pled guilty to two counts of fraud in relationship to his duties as President of EDP Management. He has had no involvement in the Company since his resignation on January 5, 2016. The Company does not believe that any of this fraud is related to his actions as a director.

The Company expensed the legal fees as they were incurred for these litigations. During the years ended December 31, 2016 and 2015 the Company incurred $126,160 and $16,626, respectively for legal costs associated with these loss contingencies.

Policy should probably be accrual of legal fees as costs are incurred.

19.
INCOME TAXES

The Company’s income tax expense for the years ended December 31, 2016 and 2015 are as follows:

	For the years ended December 31,
	2016	2015
Current
Federal	$—	$—
State	444	2,777
Foreign	136,348	25,397
Total	$136,792	$28,174

As of December 31, 2015, after applying Internal Revenue Code (“IRC”) Section 382 limitations, we had limited federal and state operating loss carryforwards, respectively, with which to offset our future taxable income.

We experienced an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, during the fourth quarter of 2015. This ownership change limited our $30,407,958 net operating loss carryforwards and eliminated our ability to use them to offset our taxable income in periods following the ownership change. In general, the annual use limitation equals the aggregate value of our stock at the time of the ownership change multiplied by a specified tax-exempt interest rate.

We do not believe these changes will limit our ability to utilize future net operating losses or certain other deductions.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

The following is a reconciliation between actual tax expense and income tax computed by applying the U.S. federal income tax rate to income from continuing operations before income taxes for the two years ended December 31, 2016 and 2015.

	For the years ended December 31,
	2016	2015

Income from continuing operations	$(42,866)	$(1,872,723)
Federal tax expense, at statutory rate (34%)	(430,551)	(636,726)
State tax expense (benefit), net of federal tax effects	444	2,778
Foreign tax expense (benefit), net of federal tax effects	136,348	25,396
Reduction in gross deferred tax assets due to IRC Section 382	—	(10,427,248)
Change in valuation allowance	(3,846,914)	12,936,697
Reduction of net operating losses due to IRC Section 108-B	3,753,049	—
True up to current tax expense	567,282	—
Current tax expense from continuing operations	$136,792	$28,174

Tax effects of temporary differences that give rise to significant portions of deferred tax assets are presented below:

	For the years ended December 31,
	2016	2015

Inventory Reserve	$30,686	$8,225
Allowance for bad debts	7,166	41,513
NOL Carryforward	2,232,595	5,584,826
Warranty Reserve	22,626	22,240
Accrued Legal Fees	228,242	48,025
Intangibles	6,309,839	6,996,094
Accrued Professional Fees	14,531	(8,324)
Total deferred tax assets	8,845,685	12,692,599
Valuation allowance	(8,845,685)	(12,692,599)
Deferred tax assets, net	$—	$—

At December 31, 2016, we had estimated net operating loss carry-forwards for federal and state income tax purposes of approximately $17,510,606 and $126,900, which will begin to expire, if not previously used, beginning in the year 2032.

20.
CONCENTRATION OF RISK

Major Customer

For the year ended December 31, 2016, eight customers accounted for approximately 54% of the Company’s revenues. As of December 31, 2016, one customer accounted for approximately 34% of the Company’s accounts receivable.

For the year ended December 31, 2015, nine customers accounted for approximately 54% of the Company’s revenues. As at December 31, 2015, one customer accounted for approximately 49% of the Company’s accounts receivable.

Our largest customer is based out of Korea and accounted for 34% and 28% of sales for the years ended December 31, 2016 and 2015, respectively. Total revenue for this customer was $5,910,587 and $5,072,030 for the years ended December 31, 2016 and 2015, respectively.

Major Suppliers

For the years ended December 31, 2016 and 2015, four suppliers accounted for 29% and 36% of the total cost of revenues, respectively.

Major Lenders

For the years ended December 31, 2016 and 2015, three lenders accounted for $17,539,664 and $17,839,664, respectively, of the Company’s total debt of $19,103,164 and $18,039,664, respectively.

ENVIRONMENTAL PACKAGING TECHNOLOGIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

21.
FINANCIAL INSTRUMENTS

The FASB ASC topic 820 on fair value measurement and disclosures establishes three levels of inputs that may be used to measure fair value: quoted prices in active markets for identical assets or liabilities (referred to as Level 1), observable inputs other than Level 1 that are observable for the asset or liability either directly or indirectly (referred to as Level 2), and unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities (referred to as Level 3).

The carrying values and fair values of our financial instruments are as follows:

		December 31, 2016		December 31, 2015
		Carrying	Fair	Carrying	Fair
	Level	Value	Value	Value	Value
Cash	1	$814,778	$814,778	$1,022,716	$1,022,716
Accounts receivable	2	$2,878,469	$2,878,469	$3,343,375	$3,343,375
Accounts payable	2	$3,157,032	$3,157,032	$3,110,774	$3,110,774
Accrued liabilities	2	$1,193,770	$1,193,770	$1,362,225	$1,362,225
Short-term notes	2	$4,720,000	$4,720,000	$3,688,301	$3,688,301
Advance from customer	2	$497,689	$497,689	$497,689	$497,689
Other short-term liabilities	2	$418,500	$418,500	$10,910	$10,910
Short-term investment loan (Long-term in 2015)	2	$13,964,664	$13,964,664	$13,964,664	$13,964,664
Other long-term liabilities	2	$48,333	$48,333	$5,695	$5,695

The following method was used to estimate the fair values of our financial instruments:

The carrying amount of level 1 and level 2 financial instruments approximates fair value because of the short maturity of the instruments. There were no changes in valuation techniques during the years ended December 31, 2016 and 2015.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies, or similar techniques, and at least one significant model assumption or input is unobservable. Level 3 financial assets also include certain investment securities for which there is limited market activity such that the determination of fair value requires significant judgment or estimation. During the years ended December 31, 2016 and 2015 the Company had no Level 3 financial instruments.

 The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the ability to observe valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company’s policy is to recognize transfers into and out of levels within the fair value hierarchy at the end of the fiscal quarter in which the actual event or change in circumstances that caused the transfer occurs. There were no significant transfers between Level 1, or Level 2 during the years ended December 31, 2016 and 2015, respectively.

22.
MERGER AGREEMENT

Merger Agreement – On December 28, 2016 the Company agreed to complete a Reverse Merger (the “Merger”) into Environmental Packaging Technologies Holdings, Inc. (formerly International Metals Streaming Corp), a Nevada Corporation (“Pubco”). At the conclusion of the Merger EPT shall be the surviving corporation and a direct wholly owned subsidiary of Pubco.

Terms of the Merger include:

i.
At the effective date of the Merger EPT shall pay $500,000 to the shareholder of the controlling block of Pubco common stock for the cancellation of 11,810,830 shares of Parent common stock and for services related to the completion of the Merger.

ii.
Immediately prior to the Merger, Pubco shall have issued and outstanding 12,000,000 shares of Pubco Common Stock and no other securities (as defined under the Securities Act).

iii.
Immediately following the Merger, Pubco shall have issued and outstanding (i) 52,000,000 shares of Pubco Common Stock of which (a) 40,000,000 such shares will be owned by the former EPT Stockholders, and (b) 12,000,000 shares will be owned by the Pubco shareholders immediately prior to the Merger, (ii) warrants to purchase approximately 795,000 shares of Pubco Common Stock issuable upon exercise of EPT warrants, and (iii) EPT convertible notes convertible into shares of Pubco Common Stock (consisting of (A) approximately 1,590,000 shares upon conversion of $795,000 aggregate principal amount of EPT convertible notes, and (B) approximately 160,000 shares issuable upon conversion of a $200,000 aggregate principal amount of EPT convertible note) shares of Pubco Common Stock (the “$200,000 EPT Convertible Note”). The 200,000 EPT Convertible Note shall be converted prior to the Merger and the converted shares shall be included in the 40,000,000 shares to be issued to EPT Stockholders.

The Merger Agreement may be terminated after May 31, 2017 if it has not closed by that date.

23.
SUBSEQUENT EVENTS

i.
On April 4, 2017, the Company made a second payment in the amount of $100,000 to the Plaintiff in the shareholder ownership lawsuit discussed in Note 17 (b), leaving a balance of $320,000 owed to the Plaintiff. The Company is working to facilitate a payment schedule for the balance.

ii.
On April 7, 2017, the Company settled a lawsuit with a former investor. The parties reached a complex settlement agreement where the consideration included payment of monies in the amount of $290,000. On April 4, 2017, the Company made the initial payment of $145,000. Pursuant to the agreement, the Company has a remaining payment obligation in the amount of $145,000 to be paid in twelve (12) equal monthly installments (with a contingency for acceleration). The Company is working to timely facilitate payments.

iii.
On April 17, 2017, OMB converted $ 13,964,664 of its Subordinated notes into 1,000,474 shares of common stock.

iv.
On April 28, 2017, the Company closed on a $7.5 million joint senior secured line of credit through the Export/Import Bank and ExWorks Capital Fund I, LP (“ExWorks”). This agreement allows the Company to draw from the line of credit against certain domestic and international accounts receivable and inventory. The loan consists of two lines of credit. The first is the Export Line of Credit in the amount of up to $4 million and has an interest rate of prime plus 4% per annum. The second is the Domestic Line of Credit in the amount of up to $3.5 million and has an interest of 2% per month. There is a first priority security interest over all assets of the Company including receivables and inventory with the exception of receivables from our Korean subsidiary. The maturity date of loans under the agreement is one year from the closing date. On the initial drawdown, the Company borrowed a net total of $3,639,033, which includes $12,830 paid to ExWorks during the closing. The initial proceeds were primarily used to repay $2,927,829 of debt held by GPB Debt Holdings II, LLC and $294,084 of debt held by Riverside Merchant Partners. The remaining proceeds were paid to Aegis Capital Corporation or the placement agent fee in the amount of $250,000, and to ExWorks for various legal and financing fees in the amount of $179,950.

v.
In May 2017, the remaining amounts of the GPB Debt Holdings II, LLC and Riverside Merchant Partners principal, accrued interest and default interest that was not repaid during the ExWorks initial drawdown was restructured in the following manner:

a.
The Company entered into short-term promissory note agreements with GPB Debt Holdings II, LLC, Riverside Merchant Partners, and Aegis Capital Corporation (as the placement agent) for the amounts of $143,158, $10,206, $50,000, respectively, totaling $203,364. Interest on each of the notes is 1.15% per annum and is compounded monthly. The notes mature on the earlier of June 26, 2017 or the date on which the Company completes a financing generating aggregate gross proceeds equal to or exceeding $750,000.
b.
The Company issued 998 shares of Series B Convertible Preferred Stock, $.001 par value, to GPB Debt Holdings II, LLC and Riverside Merchant Partners, which are convertible into shares of Common Stock, $.001 par value, as payment of all default interest and payment premiums remaining. The preferred stock is convertible at $5.00 per share and carries a dividend of 6% that can be accrued at the Company’s option.

vi.
On May 4, 2017, all of the bridge investors in the Colorado Financial Services convertible note from the November 15, 2016 offering made their decisions as to converting to Common Stock or to be repaid the principal plus accrued interest. A total of $483,000 of notes plus accrued interest was elected to be converted into 96,600 shares of the Company’s common stock.